EXHIBIT 10.48

                                                        CONFIDENTIAL TREATMENT

                         PURCHASE AND SUPPLY AGREEMENT

     This Purchase and Supply Agreement ("Agreement") dated as of December 29, 2000 is entered into by and between Spectrian Corporation ("Spectrian"), a Delaware corporation, and Zoltar Acquisition, Inc. ("Newco"), a North Carolina corporation and a wholly-owned subsidiary of Cree, Inc., a North Carolina corporation ("Parent").

                                   RECITALS

     WHEREAS, Spectrian, through its UltraRF division, is a developer and supplier of ultra linear, high-performance radio amplifiers for the wireless infrastructure market;

     WHEREAS, Newco is a newly formed entity that intends to be a developer and supplier of high-performance radio frequency power semiconductors and integrated modules for the wireless infrastructure market;

     WHEREAS, Spectrian, Parent and Newco have entered into an Asset Purchase Agreement, dated November 20, 2000 (the "Asset Purchase Agreement"), pursuant to which, among other things, Newco shall purchase Spectrian's UltraRF business division; and

     WHEREAS, following the purchase of Spectrian's UltraRF business division, Newco wishes to supply Spectrian with high-performance radio frequency power semiconductors and integrated modules and related components and systems (collectively, "Components") and Spectrian wishes to acquire such Components from Newco.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and intending to be legally bound, Spectrian and Newco agree:

                                  ARTICLE I.
                TERM, QUANTITY, QUALITY, PRICING AND PAYMENT
                --------------------------------------------

     Section 1.1   Term.  The term of this Agreement shall commence on January
                   ----
1, 2001 (the "Effective Date") and shall end at the conclusion of the twenty four (24) month period following the Effective Date (the "Term.").

     Section 1.2   Minimum Commitment.  In each calendar quarter during the
                   ------------------
Term, Spectrian agrees to purchase and accept delivery from Newco of, and Newco agrees to sell and ship to Spectrian, Components having an aggregate purchase price not less than the respective minimum commitment amounts set forth below:

           Calendar Quarter Ending               Minimum Commitment
           -----------------------               ------------------
              March 31, 2001                           [***]
              June 30, 2001                            [***]
              September 30, 2001                       [***]
              December 31, 2001                        [***]
              March 31, 2002                           [***]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT



              June 30, 2002                            [***]
              September 30, 2002                       [***]
              December 31, 2002                        [***]

(for each calendar quarter, and as it may be reduced or modified by the terms hereof, the "Minimum Commitment"). The Minimum Commitment shall be satisfied by Spectrian Purchases; provided, however, that, to the extent that Spectrian Purchases in a calendar quarter exceed the Minimum Commitment for that calendar quarter, such excess shall not carry over to be applied against the Minimum Commitment for any subsequent calendar quarter. As used herein, "Spectrian Purchases" means the aggregate amount the purchase price (without giving effect to the Shortfall Surcharge (defined below)) of purchases of Components from Newco and other of the Parent's products that are shipped by Newco to Spectrian during a given calendar quarter or that have Original Delivery Dates (as defined in Section 3.1) or scheduled delivery dates otherwise mutually agreed upon in writing, in each case within such calendar quarter if not shipped during that calendar quarter. For purposes of this Section 1.2, Spectrian Purchases include purchase of Components from Newco by any subsidiary of Spectrian in which Spectrian owns over 50% or by an entity which controls Spectrian (owns 50% or greater ownership in Spectrian); provided, however, that purchases by any of the entities specified in Schedule 1.2 hereto shall not be included as Spectrian Purchases.

     If Spectrian fails to satisfy the Minimum Commitment for any calendar quarter, Spectrian shall pay to Newco in cash, within thirty (30) days following such calendar quarter, an amount equal to the Shortfall Surcharge. As used herein, "Shortfall Surcharge" for any calendar quarter means the difference between the (a) Adjusted Minimum Commitment (defined as Minimum Commitment less (i) Performance and Component Availability Adjustments and (ii) Guaranteed Supply Adjustments) for such calendar quarter and (b) Spectrian Purchases for such calendar quarter. Spectrian agrees to promptly notify Newco in the event Spectrian expects to not achieve its Minimum Commitment in any period. In the event that a Shortfall Surcharge shall be payable with respect to any calendar quarter, the amount of the Shortfall Surcharge shall be deemed to have been allocated pro rata among all Components shipped during such calendar quarter as an increase in the purchase price thereof.

     Section 1.3   Guaranteed Capacity.  Newco agrees that it will allocate
                   -------------------
sufficient production capacity to Spectrian to meet [***] of the Minimum Commitment, subject to the other provisions of this Agreement, including the provisions of Section 2.4 regarding lead times.

     Section 1.4   Performance and Component Availability.  (a)  Spectrian will
                   --------------------------------------
provide Newco with quarterly product roadmaps and specifications for future
Spectrian products.   Spectrian will consider in good faith utilizing
Components from Newco in products under development by Spectrian provided that such Components are Competitive. Spectrian and Newco shall in good faith discuss, and mutually agree in writing from time to time, upon the requirements for Components to be deemed "Competitive". The requirements will be based upon whether such products (i) have key performance parameter limits that are within the key performance parameter limits for a third party component that Spectrian might otherwise utilize, (ii) meet the specification requirements of Spectrian's product design, (iii) have been fully released to manufacturing by Newco, (iv) are to be projected to be available in quantities necessary to support the projected Spectrian production requirements and (v) have a competitive

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                                                         CONFIDENTIAL TREATMENT

price. The parties agree that the Components listed on Schedule 1.4 hereto are deemed to be Competitive in the Spectrian products for which they currently are utilized as of the date hereof. Newco shall be afforded a period of [***] months from the date that production parts are commercially available (or, if later, from the date the parties have mutually agreed upon the requirements for a Component to be Competitive) in which to develop and release such Competitive products to manufacturing.


    (b) In the event that Spectrian determines to "lock in" a Component in its design of Spectrian products, it shall give written notice to Newco of its determination with respect to such Component (a "Locked In Component"). Thereafter, subject to the other provisions of this Agreement, if Locked In Components are not available from Newco that meet the Competitive requirements, and if other Components from the Newco portfolio are not available which would otherwise meet Spectrian's Competitive requirements for the Minimum Commitment, then the dollar volume of these Components which are purchased by Spectrian from other vendors in a calendar quarter shall be deemed to be a "Performance and Product Availability Adjustment" for purposes of the Minimum Commitment for such quarter.

     Section 1.5   Guaranteed Supply. Subject to the other provisions of this
                   -----------------
Agreement, Newco shall assure supply to Spectrian of all Components that have been designed into Spectrian's products. In the event that Newco decides to discontinue manufacturing and delivery of certain Components ("End-of-Life"), Newco will accept all purchase orders provided by Spectrian ("Last Time Buy") of the specific part number(s) subject to Newco's End of Life notification for a period of twelve (12) months from the date of notification and Newco agrees that delivery will not exceed twenty four (24) months from the date of such notification. Spectrian's Last Time Buy must be placed before the expiration of the twelve (12) month period following the End of Life notification. All Last Time Buy purchase orders shall be placed on a non-cancelable and non-refundable basis and marked as such on Spectrian's purchase orders. The price for finished Components purchased under a Last Time Buy will be subject to the prices or pricing criteria, as outlined in Section 1.6.

     Spectrian will make reasonable efforts to assess its Last Time Buy requirements for each product being subject to an End of Life notification and place an order for such requirement. In addition, Spectrian may request that a portion of the Life Time Buy be in the form of Qualified Die Bank. "Qualified Die Bank" is defined as die in wafer form which has been subjected to the wafer fabrication process and has had a sample of ten (10) die across the wafer selected and then packaged and tested for those specific ten (10) die to confirm that the wafer will yield good RF performance devices at an economic yield. The approval by Newco of such a Spectrian request for a portion of its Last Time Buy in the form of Qualified Die Bank will not be unreasonably withheld. Spectrian shall purchase the Qualified Die Bank under provisions of the Last Time Buy stated above, and will bear the risk for die yield. The price for Qualified Die Bank will be no greater than the lower of (i) market price and (ii) [***] of Newco's standard manufacturing cost (which shall include a reasonable manufacturing overhead allocation).

     In the event that Newco is unable to satisfy Spectrian's Last Time Buy or Qualified Die Bank request for bipolar technology Components which have been designed into Spectrian products prior to the Effective Date, Newco agrees to transfer a royalty free license of the manufacturing process (including packaging technology, unless Newco agrees to provide such


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                                                        CONFIDENTIAL TREATMENT

services to Spectrian to complete the Qualified Die Bank at a reasonable cost) to such End of Life bipolar Components to Spectrian (or a designee approved by Newco, such approval not to be unreasonably withheld) to be manufactured exclusively for Spectrian and be for Spectrian's own use, in order to ensure that the supply of such devices to Spectrian remains uninterrupted. The technical information to support such transfer will be provided at cost so as to ensure that there is no interruption in supply and in no event later than 24 months after the End of Life notification.
In the event that Spectrian purchases Components subsequent to an End of Life notification from another vendor by virtue of the fact that Newco could not deliver Components to Spectrian under Spectrian's Last Time Buy purchase orders, then the purchases of such Components from another vendor other than Newco shall be deemed to be a "Guaranteed Supply Adjustment" for purposes of the Minimum Commitment.

     Notwithstanding the foregoing, Newco agrees to not End of Life any Components during the 12 month period following the Effective Date except as disclosed on Schedule 1.5.

     Section 1.6   Qualified Die Bank Purchases.  From time to time, Spectrian
                   ----------------------------
may request that Newco provide it with Qualified Die Bank without regard to the Life Time Buy provisions above. The approval by Newco of such a Spectrian request will not be unreasonably withheld, but Spectrian shall bear the risk for die yield. The price for such Qualified Die Bank shall be [***] of Newco's standard manufacturing cost (which shall include a reasonable manufacturing overhead allocation). Any such purchase of Qualified Die Bank shall be credited against the Minimum Commitment for the quarter in which such purchase is made. Such Qualified Die Bank may be held by Spectrian and thereafter submitted to Newco for Component finishing, in which case the price of the Component shall be the difference between the Component price determined pursuant to Section 1.7 and the price previously paid for such Qualified Die Bank. The differential in price shall be credited against the Minimum Commitment for the quarter in which such Component is shipped. Any Qualified Die Bank purchased by Spectrian hereunder may not be sold or transferred to any party other than Newco.

     Section 1.7   Prices.    (a)  The prices for products purchased by
                   ------
Spectrian will be as set forth on Appendix A hereto, with the pricing determined as of the date of the Spectrian purchase order based upon the date of shipment from Newco. For shipments of bipolar products after the quarter ending June 30, 2001, the price for each bipolar product shall be the price set forth in the column for such quarter unless there shall have occurred a significant increase in packaging costs, in which case the parties shall negotiate in good faith the price for bipolar products having such increased packaging costs. For shipments of LDMOS products after the quarter ending June 30, 2001, the parties shall negotiate in good faith, not less than 90 days prior to the start of a calendar quarter, the price for LDMOS products to be shipped during such calendar quarter. The parties agree to negotiate in good faith (i) changes to the LDMOS prices set forth in Appendix A from time to time in the future and (ii) prices for new Components, in each case based to ensure best available commercial price at a similar volume purchase discount and a cost per watt benchmark for substantially equivalent products of any leading competitor where specific comparable price is not available. In the event that Newco elects not to meet the best available commercial price for a particular product having equivalent specifications to the Newco Component, where such price is offered in writing to Spectrian for quantities not less than those

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                                                         CONFIDENTIAL TREATMENT

Spectrian would otherwise purchase from Newco under this Agreement, and Newco has had at least thirty (30) days after its receipt of a copy of the third party offer in which to meet such price, Spectrian may purchase such product from a third party vendor at such lower price, in which case such purchase will be credited against the Minimum Commitment

     Notwithstanding the foregoing, Newco shall provide Spectrian with its "most favored customers" pricing with respect all of Spectrian's Component purchases (without regard to volume or mix) for all purchase orders placed during the (2) two consecutive 12 month periods following the Effective Date, with the "most favored customer pricing" determined at the time Spectrian submits its purchase order.

     (b) The Component prices do not include sales, use, consumption or excise taxes of any taxing authority. The amount of such taxes, if any, will be added to the Component prices in effect at the time of shipment thereof and shall be reflected in the invoices submitted to Spectrian by Newco pursuant to this Agreement. Spectrian shall pay the amount of such taxes to Newco in accordance with the payment provisions of this Agreement.

     Section 1.8   Payment.  Spectrian shall pay Newco the applicable price for
                   -------
the Components that Newco ships to Spectrian hereunder within thirty (30) days from the date of the invoice therefor. All payments due to Newco under this Agreement shall be made in U.S. Dollars by Spectrian by wire transfer to an account to be designated in writing by Newco from time to time. All amounts not paid when due shall bear interest at the rate of one percent (1%) per month (or such other percentage, if lower, as shall not exceed the maximum rate permitted by law) commencing forty five (45) days from the date of the relevant invoice. Spectrian shall be responsible for reasonable attorneys' feeds and any other reasonable expenses incurred by Newco in connection with the collection of any amounts due and payable hereunder.

                                 ARTICLE II.
                      FORECASTS, LEAD TIMES AND ORDERS
                      --------------------------------

     Section 2.1   Rolling Forecasts.  (a)  Not less than ten (10) days prior
                   -----------------
to the end of each calendar month during the Term, Spectrian shall submit to Newco a forecast of its purchase of Standard Components (broken down by individual Standard Components) for each of the following six months (a "Standard Component Forecast") and a forecast of its purchase of Custom Components (broken down by individual Custom Component) for each of the following six months (a "Custom Component Forecast" and, together with a Standard Component Forecast, the "Component Forecasts"). As used herein, "Standard Components" are Components that Newco makes generally available for sale to the public. "Custom Components" are all Components that are not Standard Components.

     (b) Attached hereto as Schedule 2.1(a)(i) is Spectrian's Standard Component Forecast for the period beginning on January 1, 2001 and ending on June 30, 2001. Attached hereto as Schedule 2.1(a)(ii) is Spectrian's Custom Component Forecast for the period beginning on January 1, 2001 and ending on June 30, 2001 (the "Initial Custom Component Forecast").1

     Section 2.2   Firm Orders.  The first two months of each Standard
                   -----------
Component Forecast and the first three months of each Custom Component Forecast shall be deemed to be a "Firm Order", against which Newco shall ship Components to Spectrian. Firm Orders shall include a delivery date determined in accordance with Section 2.4 hereof. The Firm Orders shall be binding on both parties, and Spectrian shall be obligated to purchase and Newco shall be obligated to supply Components in the quantities indicated therein. Firm Orders may not be cancelled or modified by either party without the written consent of the other party.

      Section 2.3   Cancelled Custom Orders.  Spectrian may cancel any Custom
                    -----------------------
Component order during the period ending on the date (the "Trigger Date") that is the later to occur of (i) 90 days prior to the anticipated delivery date determined in accordance with Section 2.4 hereof and (ii) a date mutually agreed to by Spectrian and Newco. In such event, Spectrian shall be obligated to reimburse Newco for any packaging costs incurred by Newco with respect to such cancelled order (plus any restocking or similar penalty of any third party supplier). The amount of such reimbursement shall not be credited against the Minimum Commitment.

     Section 2.4   Lead Times.  Not later than ten (10) days prior to the end
                   ----------
of each calendar quarter, Newco will publish and provide to Spectrian the lead times for delivery of Standard Components. For Standard Components, the lead time shall be [***] from the date that Spectrian shall submit a purchase order for such Standard Components to Newco; provided, however, that Newco in good faith may modify the lead time for a particular Component if (i) the amount of such Component ordered is more than 110% of the amount of such Component ordered by Spectrian within the preceding three month period and (ii) such Components had been fully released to manufacturing prior to the commencement of such three month period; and provided, further, that for Components that had not been so released, a reasonable lead time shall be established (and notice thereof provided to Spectrian) at the time such Components are released to manufacturing. For Custom Components, the lead time shall be [***] or such other time as may be mutually agreed in writing by the parties. Newco from time to time in good faith may modify the lead times for Components by giving written notice to Spectrian base on changes in Newco's vendors' lead times and Newco's capacity (subject to the minimum capacity provisions above) , except that the lead time in effect as of the date of the purchase order may not be modified without the consent of the parties. Newco shall not be obligated to accept purchase orders for Components requesting deliveries outside the lead time applicable under this Section 2.4.

     Section 2.5   Existing Purchase Orders.  Newco shall continue to honor the
                   ------------------------
terms and conditions of all third party purchase orders as provided in the Asset Purchase Agreement.


------------------------------

     1 These two attachments will be provided by Spectrian not later than December 10, and will ensure that Spectrian satisfies the Minimum Commitment for the initial calendar quarter.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                                                         CONFIDENTIAL TREATMENT

     Section 2.6   Future Purchase Orders.  The terms and conditions of
                   ----------------------
Spectrian's standard purchase order and Newco's standard purchase order acceptance form attached hereto as Schedule 2.6 shall be exchanged by the parties, in Spectrian's case to confirm the Components and delivery dates ordered pursuant to the Component Forecasts, and in Newco's case to confirm its acceptance of orders and agreement to the delivery dates, but shall otherwise be considered exchanged as an administrative convenience only, without adding to or modifying any of the provisions of this Agreement.


                                 ARTICLE III.
                            DELIVERY AND SHIPPING
                            ---------------------

     Section 3.1   Delivery.  Newco shall deliver Components to Spectrian on
                   --------
the dates requested by Spectrian and agreed to by Newco in the purchase orders (the "Original Delivery Dates"); provided, however, that Newco may fill Firm Orders up to fourteen (14) days before or after the Original Delivery Dates and still be in compliance with the delivery terms hereof; provided, further, however, that for purposes of the Minimum Commitment the purchase date shall be deemed to be the Original Delivery Dates.

     Section 3.2   Shipping.  All sales of Components under this Agreement are
                   --------
made F.O.B. shipping point. Spectrian shall be responsible for all transportation costs and title and risk of loss shall pass to Spectrian upon shipment by Newco.

                                 ARTICLE IV.
                                 INSPECTION
                                 ----------

     Section 4.1   Prompt Notice.  Promptly after receiving each shipment of
                   -------------
Components, Spectrian shall examine such Components for any damage, defect, non-conformance or shortage. Spectrian shall notify Newco within fifteen (15) days of receipt of Component if the Component does not comply with the Component specification (determined by reference to UltraRF's published specifications as in effect on the date hereof or as otherwise may be mutually agreed to in writing) and Newco shall, upon Spectrian's request and as soon as reasonably possible, replace the non-conforming Component with a Component meeting the Component specification.

                                  ARTICLE V.
                               PRODUCT WARRANTY
                               ----------------

     Section 5.1   Warranty Period.  Newco agrees to assume the warranty
                   ---------------
Obligation for UltraRF products which were shipped to external customers during the [***] period prior to the Effective Date. Spectrian represents to Newco that the aggregate amount of shipments to third parties prior to the date hereof does not exceed [***]2

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                                                         CONFIDENTIAL TREATMENT

[***] and that Spectrian is unaware of any defects therein and has not received notice of any warranty or similar claims with respect thereto which have not previously been remedied in accordance with the warranty obligations assumed by Newco hereunder or under the Asset Purchase Agreement. With respect to products shipped after the Effective Date, Newco agrees to a Component warranty period of [***] from the date of Component shipment. The warranty provided by Newco shall be as set forth on Schedule 5.1 hereto.

     Section 5.2   Scope of Warranty.  Newco agrees that the Components shipped
                   -----------------
by it pursuant to this Agreement shall be entitled to the warranty terms set forth on Schedule 5.2 hereto.

                                  ARTICLE VI.
                           LIMITATION OF LIABILITY
                           -----------------------

     Section 6.1   Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE
                   -----------------------
LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOST PROFITS, IRRESPECTIVE OF THE WAY IN WHICH SUCH DAMAGES MAY ARISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                 ARTICLE VII.
                               CONFIDENTIALITY
                               ---------------

     Section 7.1   Confidentiality. Any information disclosed by one party or
                   ---------------
its Affiliates to the other party or its Affiliates in connection with the performance of this Agreement and designated in writing by the disclosing party at the time of the disclosure as confidential (collectively, the "Confidential Information") shall be received and maintained in confidence by the receiving party using the same standard of care that the receiving party uses to protect its own like confidential information, but not less than reasonable care. The Confidential Information may be used by the receiving party only to perform its obligations under this Agreement, and shall not be disclosed to a third party without the prior written consent of the disclosing party. The disclosure of Confidential Information shall be restricted only to those employees of the receiving party requiring access to the Confidential Information to perform its obligations under this Agreement. As used herein, "Affiliate" shall mean, with respect to a party, any other person or entity which, directly or indirectly, controls, is controlled by or is under common control with such party, where "control" and "controlled" mean ownership of more than fifty percent (50%) of the outstanding equity interests having voting rights with respect to the election of the board or directors or comparable governing authority. Each party shall be responsible for any breach by its Affiliates of the obligations of this Article VII.

--------------------------------


     2 As of the date of the Asset Purchase Agreement, the amount is not greater than [***]. The amount to be inserted will be the actual amount of such sales as of the Effective Date.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT

     The provisions of this Section 7.1 shall not apply to Confidential Information which is: (a) already known to the receiving party without an obligation of confidentiality (it being understood that information of either party in the possession of the other party prior to the Effective Date shall be covered by this exception); (b) publicly known or becomes publicly known through no unauthorized act of the receiving party; (c) rightfully received by the receiving party without obligation of confidentiality from a third party;
(d) disclosed to a third party by the disclosing party without similar restrictions; (e) approved for disclosure by the disclosing party; or (f) required to be disclosed pursuant to a requirement of a governmental agency or by law as long as the receiving party provides to the disclosing party notice of the requirement prior to any disclosure.

      Section 7.2   Return of Confidential Information.  Upon the expiration or
                    ----------------------------------
termination of this agreement for any reason, each party shall upon request return to the other party or certify in writing the destruction of all Confidential Information received in tangible form by it or its Affiliates from the other party or its Affiliates and cease any further use of such Confidential Information.

                                  ARTICLE VIII.
                               DISPUTE RESOLUTION
                               ------------------

     Section 8.1   Dispute Resolution.  All controversies, disputes or claims
                   ------------------
arising among the parties in connection with, or with respect to, any provision of this Agreement which has not been resolved within thirty (30) days after either Parent, on the one hand, or Spectrian, on the other hand, have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Sunnyvale, California.

     Section 8.2   Selection of Arbitrators.  Newco and Spectrian each shall
                   ------------------------
select one independent arbitrator (who shall not be counsel for such party), and the two so designated shall select a third independent arbitrator. If either party shall fail to designate an arbitrator within seven calendar days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within 14 calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the provisions of this Agreement, the award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrator, reasonable attorneys' fees and costs of all prevailing parties, against all non-prevailing parties.

     Section 8.3   Temporary Injunctive Relief.  Nothing herein contained shall
                   ---------------------------
bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

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                                                         CONFIDENTIAL TREATMENT

     Section 8.4   Arbitration Rules.  All disputes and claims shall be
                   -----------------
determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date hereof, except that such Rules shall be modified by this Agreement.
Section 8.5 Arbitration Proceedings. All arbitral proceedings arising under, or in connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety (90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the Rules or the Federal Rules of Civil Procedure to permit the award to be made within the time limitation set forth in the previous sentence.


                                 ARTICLE IX.
                               MISCELLANEOUS
                               -------------

     Section 9.1   No Agency.  The relationship between Newco and Spectrian is
                    --------
that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent, between Newco and Spectrian. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.

     Section 9.2   Notices.  All notices required or permitted to be given
                   -------
under this Agreement shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given as set forth in the Asset Purchase Agreement. Any party may, by written notice to the other parties, as provided herein designate a new address to which notices to the party giving the notice shall thereafter be mailed.

     Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed.

     Section 9.3   Amendments and Waivers.  The provisions of this Agreement,
                    ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each party. The failure by any party at any time to enforce any of the terms or conditions of this Agreement shall not constitute or be construed as a waiver of the terms and conditions. Each party expressly reserves the right to enforce the terms and conditions of this Agreement at any time.

     Section 9.4   Successors And Assigns.  This Agreement shall be binding
                   ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties

                                                         CONFIDENTIAL TREATMENT

hereto and any attempt to effect any such assignment without such consent shall be void, provided, further, that other party's consent shall not be necessary for the assignment of a party's rights and obligations hereunder to a person or entity which has acquired all or substantially all of such party's assets if the purchaser assumes and agrees in writing for the benefit of the other party to perform the selling party's obligations hereunder. In the event that more than fifty percent (50%) of the outstanding capital stock of Parent or Spectrian shall be acquired by a third party, Newco or Spectrian, as applicable, shall be obligated to cause such third party to acknowledge and to assume and agree in writing, for the benefit of the other party hereto, to perform the obligations of Newco or Spectrian, as the case may be.
In the event that more than fifty percent (50%) of the equity interest of Parent or Spectrian shall be acquired by a third party, such third party shall be required to acknowledge the obligations of Newco or Spectrian, as the case may be.

     Section 9.5   No Third Party Beneficiaries.  This Agreement is solely for
                   ----------------------------
the benefit of the parties, and is not intended to confer upon any other person any rights or remedies.

     Section 9.6   Titles and Headings.  The Article and Section headings in
                   -------------------
this Agreement are inserted for convenience of reference only, and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

     Section 9.7   Attachments.  The attachments to this Agreement shall be
                   -----------
construed with and as an integral part of this Agreement to the same extent as if they had been set forth in full in this Agreement.

     Section 9.8   Severability.  The remedies provided herein are cumulative
                   ------------
and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     Section 9.9   Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of North Carolina, as applied to contracts made and performed within the State of North Carolina without regard to principles of conflicts of law.

     Section 9.10 Counterparts.  This Agreement may be executed in any number
                  ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

     Section 9.11 Entire Agreement.  This Agreement contains the entire
                  ----------------
understanding of the parties hereto with respect to the subject matter hereof. This Agreement supercedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                                                         CONFIDENTIAL TREATMENT

     Section 9.12 Force Majeure.  No party shall be liable to the other party
                  -------------
for any failure to perform any obligation under this Agreement (other than the payment of money owed hereunder) where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to acts of war, government export controls, other governmental acts (including without limitation changes in applicable law), industrial dispute, lock-out, accident, fire, explosion, transport delays, acts of a third party, or loss or damage to any equipment due to acts of God. Each party shall use its best efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

     Section 9.13 Termination.  Either party may terminate this Agreement in
                  -----------
the event that (a) the other party materially breaches this Agreement; (b) the other party becomes insolvent or enters bankruptcy, receivership, liquidation, composition of creditors, dissolution or any similar proceeding; or (c) a significant portion of the assets of the other party necessary for the performance of this Agreement become subject to attachment, embargo or expropriation.

     A party intending to terminate this Agreement pursuant to this Article IX (other than clause (b) of the preceding paragraph) shall first notify the other party of the grounds for the intended termination. If the other party fails to remedy such grounds for termination within thirty (30) days of such notice (or any longer period of time as mutually agreed by the parties), then the terminating party may terminate this Agreement effective upon notice to the other party without the need for any judicial action.

     The provisions of this Article IX are without prejudice to any other rights or remedies either party may have by reason of the default of the other party.

     In the event a competitor of Spectrian in the wireless infrastructure market acquires a significant interest in Newco (directly or indirectly), Newco will provide Spectrian with reasonable assurances that Newco will utilize its best efforts to preserve the confidentiality of all information related to products produced for Spectrian and Spectrian product programs.
The provisions of Articles VI and VII shall survive termination of the Agreement. The termination of this Agreement shall not affect any rights either party has accrued at the time the termination becomes effective.

     Section 9.14 Attorneys' Fees.  In any action or proceeding brought to
                  ---------------
enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

                                                         CONFIDENTIAL TREATMENT

IN WITNESS WHEREOF, Spectrian and Newco have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.


ZOLTAR ACQUISITION, INC.                       SPECTRIAN CORPORATION

By:                                            By:
      -----------------------------                 --------------------------
Name:                                          Name:
      -----------------------------                 --------------------------
Its:                                           Its
      -----------------------------                 --------------------------

Date:  December 29, 2000                       Date:  December 29, 2000

                                                        CONFIDENTIAL TREATMENT

                                 Schedule 1.2

                Purchases Not Considered Spectrian Purchases

For purposes of Section 1.2, Spectrian Purchases include purchase of Components from Newco by any subsidiary of Spectrian in which Spectrian owns over 50% or by an entity which controls Spectrian (owns 50% or greater ownership in Spectrian); provided, however, that purchases by any of the entities specified below shall not be included as Spectrian Purchases:

[***]

[***]

[***]

[***]

[***]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                        CONFIDENTIAL TREATMENT



                                 Schedule 1.4

                    Performance and Component Availability

The following products are deemed to be Competitive:


PART NUMBER                         PRODUCT NAME           FREQUENCY
-----------                         ------------           ---------

                                   [***]




                                   [***]



*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                        CONFIDENTIAL TREATMENT

                                 Schedule 1.5
                              Guaranteed Supply

Newco may elect to End of Life the following products during the 12 month period following the Effective Date:

 [***]



*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                        CONFIDENTIAL TREATMENT


                              Schedule 2.1(b)(i)
                   Spectrian's Standard Component Forecast
   For the Period Beginning on January 1, 2001 and Ending on June 30, 2001


[***]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                        CONFIDENTIAL TREATMENT


                             Schedule 2.1(b)(ii)
                    Spectrian's Custom Component Forecast
   For the Period Beginning on January 1, 2001 and Ending on June 30, 2001


[***]



*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                        CONFIDENTIAL TREATMENT



                                 Schedule 2.6
                            Future Purchase Orders

Terms and conditions of Spectrian's standard purchase order and Newco's standard purchase order acceptance form:

See Insert--Spectrian's Standard Purchase Order Forms.

See Insert--Newco's Standard Purchase Order Acceptance Form.


                                                SHIP TO:
[SPECTRIAN      SPECTRIAN                                           PURCHASE ORDER
   LOGO                                              PURCHASE ORDER         REVISION    PAGE
 DEPICTED
   HERE]      350 West Java Drive
              Sunnyvale, CA 94089
              Phone 408-745-5400                     THIS PUHCHASE ORDER NUMSER MUST APPEAR ON ALL
              FAX 408-541-0257                            INVOICES PACKING LISTS! CARTONS AND
              Resale No~ SRGH 26-753509                   CORRESPONDENCE RELATED TO THIS ORDER


                                                     DATE OF ORDER         BUYER



                                                     DATE OF REVISION      BUYER

VENDOR                                            BILL TO:


CUSIOMER ACCT NO.  VENDOR NO.  PAYMENT TERMS   FREIGHT TERMS    FOB.   SHIP VIA
CONFIRM TO /TELEPHONE/                                                                   P0 TYPE

LINE     PART NUMBER/DESCRIPTION   REV   DELIVERY DATE   QUANTITY  UNIT  UNIT PRICE  EXTENSION  TAX
----     -----------------------   ---   -------------   --------  ----  ----------  ---------  ---






                                                                            TOTAL
                                                                                  -----------------


                                                                               AUTHORIZED SIGNATURE




                                              SUPPLIER


                   TERMS AND CONDITIONS OF PURCHASE ORDER

1. All portions of this purchase order which do not have a definite scheduled delivery date stated may be cancelled at any time by Spectrian without additional charge or recourse to Spectrian.

2.  Our part number must appear on all packages, packing list and invoice.

3.  Ship per instructions, unless otherwise specifically instructed in writing.

4. Do not declare extra value, unless otherwise specifically instructed in writing.

5.  Packing list must accompany each shipment.

6. Last shipment on order must be marked "Final Shipment" on packing list and on invoice.

7. This order will become a binding contract upon the receipt of the acceptance signed by the seller. This acceptance must be made within 10 days of the date of the purchase order. Said contract shall constitute the entire agreement of the parties hereto and shall supersede all prior offers, negotiations, and agreements on the articles covered by this order. No changes shall be made in terms conditions, prices or deliveries without Spectrian's written consent and Spectrian shall not be bound by any terms and conditions on sellers acknowledgement forms and/or on invoices which impose terms or conditions at variance with those hereof. NO CONFIRMATION OR ACCEPTANCE OF THIS ORDER BY SELLER WHICH STATES TERMS ADDITIONAL TO OR DIFFERENT FROM THOSE SET OUT HEREIN SHALL OPERATE AS AN ACCEPTANCE OF THIS ORDER UNLESS SPECTRIAN SPECIFICALLY ASSENTS IN WRITING TO SUCH ADDITIONAL OR DIFFERENT TERMS.

8. No charge will be allowed for packing, crating, drayage or storage unless stated herein.

9. Spectrian reserves the right to cancel any portion of this order if not received on dates specified.

10. Payment for material on this order shall not constitute any acceptance thereof but all material shall be received subject to Spectrian inspection and rejection. Defective material or material not in accordance with Spectrian's specification will be held for seller's instructions and at his risk and expense. All goods rejected shall at Spectrian's option be promptly replaced or be deleted from this purchase order with price being reduced accordingly.

11. By acceptance of this purchase order and shipment of product called for harem, seller expressly warrants that: (A) all materials and work will conform to specifications, drawings, or descriptions furnished and or adopted by Spectrian and will be of good workmanship material, and free of defects. (B) test and inspection data and other objective evidence required to prove compliance to buyer's specifications referenced herein will be retained for a minimum of three years after shipment. (C) such objective evidence including test and inspection data will be made available to buyer or buyer's authorized representative upon request at any time during that period.

12. Unless otherwise herein agreed, special dies, tools, and patterns used in the manufacture of said articles shall be furnished by and at the expense of the seller. Said dies, tools, and patterns shall be kept in good condition and from time to time when necessary shall be replaced by the seller without expense to Spectrian. However, Spectrian has the option at any time to reimburse the seller for the whole or any part of said dies, tools, and patterns and replacements and become the owner and entitled to the possession of same.

13. Spectrian shall have the privilege to make changes in (A) the specifications, drawings, and samples, if any; (B) the method of shipment or packaging; (C) the place and time of delivery and (D) the articles and materials, including the quantity thereof to be furnished by seller. If any such changes cause an increase or decrease in the cost of, or time required for, performance of this purchase order, an equitable adjustment shall be made in the contract price or delivery schedule, or both by mutual consent. Any claim by seller for adjustment under this clause must be in writing, and asserted within thirty (30) days from the date of receipt by seller of the notification.

14. Vendor shall be liable to Spectrian for all consequential and incidental damages and expenses (including attorneys' fees) actually or proximately arising from any breach of Vendor's representations, warranties or covenants herein. Vendor hereby agrees to defend, indemnify and hold Spectrian, its owners, officers, directors, employees and agents harmless from and against any and all claims and suits for property damage, personal injury, death, expenses (including attorneys' fees), economic loss, foregone profits, losses or damages of any kind whatsoever actually or proximately arising from (A) any breach of Vendors' representations, warranties or covenants herein, or (B) infringements or alleged infringements by any products, materials or designs purchased or furnished by Vendor of the United States or foreign patents, trademarks, copyrights, trade secrets or other proprietary rights.

15. Spectrian shall not be held liable for manufacture or shipment of quantities in excess of authorized releases. However, Spectrian reserves the right to accept excess quantities in subject to the terms of the sale. Any such acceptance shall not constitute a revision of the order and Spectrian shall not be held liable for any further quantities manufactured or shipped in excess of authorized releases.

16. Spectrian shall not be liable for any cost, loss, or expense incurred by seller in connection with any material not specifically authorized by written release unless a scheduled date has been established for subject material in this purchase order.

17. The remedies of Spectrian under this purchase order are not exclusive and the exercise by Spectrian of any remedy shall not limit Spectrian in pursuing other remedies provided for in law.

18. Spectrian reserves the right to gain access to vendor's production facilities and witness any activities and/or test required to verify compliance to purchase order and/or drawing specifications.

                                              SUPPLIER

REV.     DESCRIPTION OF CHANGE               DATE                 APPROVED
---      ---------------------               ----                 --------
A        RELEASED

                                  UltraRF's


                             Terms and Conditions


                                    RELEASED



DRAWN BY:         Customer Service APPROVAL:  Vice President APPROVAL:
Mandel Berenberg  Sheryle Henson              Chris Tubis
DATE:             DATE:                       DATE:

                                                                                UItraRF

                                                           160 Gibraltar Court, Sunnyvale, CA 94089


TITLE:                                                     DWG NUMBER:               REV:

UItraRF's Terms and Conditions                                             040201           A

                                                                               SHEET I OF 6





                                       UltraRF CONFIDENTIAL

1. TERMS AND CONDITIONS. Products and services furnished by UltraRF are sold
   --------------------
only on the terms and conditions stated herein. Notwithstanding any terms or conditions in Customer's order, UltraRF's assent and agreement and performance of any contract is expressly made conditional on Customer's assent to UltraRF's Terms and Conditions of Sale, whether in writing or by contract, unless otherwise specifically agreed to in writing by UltraRF. Acceptance or payment for Product shall constitute assent. All contracts for the sale of Products shall be construed and governed by the internal laws of the State of California where UltraRF has its principal place of business.

2. DELIVERY AND PAYMENT, TITLE, RISK OF LOSS & TAXES. Shipping will be FOB
   -------------------------------------------------
UltraRF's point of shipment, with title and risk of loss passing to Customer at that point. Shipping shall be by UltraRF's shipping agent in normal commercial packaging. Payment will be due thirty (30) days from the date of invoice. Past due balances shall be subject to a monthly service charge equal to 12% of the unpaid amount of the invoice, but not more than the amounts allowed by law. UltraRF will use all reasonable efforts to deliver Products to a mutually agreeable schedule. However, delivery dates are approximate and UltraRF is not liable for delays in delivery for any reason. Notwithstanding anything in this document to the contrary, UltraRF reserves the right to adopt an equitable plan of allocation and to adjust delivery schedules accordingly in the event of shortages. Products must be scheduled for delivery within six months of date of Customer's order Customer agrees to pay all applicable taxes.

3. ACCEPTANCE. The furnishing by UltraRF of a Product to Customer shall
   ----------
constitute acceptance of that Product by Customer, unless notice of a defect or nonconformity is received by UltraRF within thirty (30) days of the receipt of the Product at Customer's designated receiving address. Any use of a Product by Customer, its agents, employees, contractors or licensees, for any purpose after receipt thereof, shall constitute acceptance of that Product by Customer. UltraRF may repair or, at its option, replace defective or nonconforming parts after receipt of notice of defect or nonconformity.

4. WARRANTY. UltraRF warrants that its Products sold, at the time of shipment,
   --------
to be free from defects in material and workmanship and conform to UltraRF's specifications. For Products that fail to meet warranty, UltraRF shall, at its option, and as Customer's exclusive remedy, either replace defective Products with the same or equivalent Products that meet this warranty or refund the purchase price. Customer must provide written notice of and return nonconforming Product. This warranty does not apply to Products that have been subjected to misuse, including, but not limited to, improper testing, assembly, and mishandling. This warranty shall not be expanded, and no obligation or liability will arise, due to technical advice, assistance, or service, written or otherwise, that UltraRF may provide.
THIS WARRANTY EXTENDS TO CUSTOMER ONLY. WARRANTY RETURNS FROM THE CUSTOMER'S CUTOMER WILL NOT BE ACCEPTED. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS.

(a) Time Period - Product is warranted for a period of three (3) years from date of shipment.

(b) Exceptions - Device chips and wafers that have received electrical probe/test and visual inspection are warranted to conform to UltraRF's specifications or specifications accepted by UltraRF for a period of ninety
(90) days from date of shipment This warranty shall not apply to device chips or wafers improperly removed from their original shipping container, not stored per UltraRE's recommended procedures, and/or subjected to testing or operational procedures not accepted by UltraRF in writing. Chips and wafers that are purchased untested and development Products and licensed programs are provided 'AS IS' and without warranty.


                                    2 of 6

5. RESALE. Customer shall not resell any UltraRF Products to brokers or
   ------
exporters. If Customer breaches the terms of this paragraph, in addition to UltraRF's cancellation rights, Customer agrees to fully indemnify UltraRF, its officers, employees and distributors, from any and all liability, including
attorneys' fees and costs.     -

6. CRITICAL APPLICATIONS DISCLAIMER. Products are not intended or authorized
   --------------------------------
for use in Products surgically implanted into the body, for life support Products or for other Products for which a Product failure could cause personal injury or death. If Customer or Customer's customers use Products for such unintended or unauthorized uses, Customer agrees to fully indemnify UltraRF, its officers, employees and distributors from all liability, including attorneys' fees and costs.

7. PATENTS AND OTHER INDUSTRIAL PROPERTY RIGHTS. UltraRF will hold Customer
   --------------------------------------------
harmless as set forth herein, in respect to any claim that the design or manufacture of any Product in UltraRF's commercial line of Products or manufactured to specifications set by UltraRF and furnished hereunder constitutes an infringement of any patent or other industrial property rights of the United States or Canada. UltraRF will pay all damages and costs either finally awarded in a suit, or paid in UltraRF's sole discretion, by way of settlement, which are based on such claim of infringement, provided that UltraRF is notified promptly in writing of such claim of infringement and is given full authority, information and assistance in settling or defending such claim. UltraRF shall have no liability whatsoever hereunder with respect to claims settled by Customer without UltraRF's prior written consent. In the event that UltraRF is required to hold Customer harmless hereunder, UltraRF will in its sole discretion and at its own expense, either procure for Customer the right to continue using the Product, replace it with a non-infringing Product, or remove it and refund an equitable portion of the selling price and transportation costs thereof. THIS SHALL CONSTITUTE ULTRARF'S ENTIRE LIABILITY FOR ANY PATENT OR COPYRIGHT INFRINGEMENT OR CLAIM THEREOF BASED UPON MODIFICATION OF THE PRODUCTS PERFORMED BY OTHERS THAN ULTRARF, USE OF PRODUCTS IN COMBINATION WITH OTHER EQUIPMENT OR FOR ANY CLAIM BASED UPON OR RELATED TO ANY ALLEGED INFRINGEMENT OF ANY PATENT OR OTHER INDUSTRIAL PROPERTY RIGHTS. Customer shall hold UltraRF harmless against any expense, loss, costs or damages resulting from claimed infringement of patents, trademarks or other industrial property rights arising out of compliance by UltraRF with Customer's design, specifications, or instructions. Except for Customer's implied license to use and sell a Product incident to its purchase and the implied license of Customer to sell or otherwise dispose of possession of a copy of a copyrighted work from UltraRF, the sale of Products does not convey any license by implication, estoppel, or otherwise. ULTRARF DISCLAIMS LIABILITY FOR ANY U.S. PATENT OR COPYRIGHT INFRINGEMENT, ARISING FROM USE OR MANUFACTURE BY ANYONE OF INVENTIONS IN CONNECTION WITH PRODUCTS OR SERVICES SOLD, USED OR INTENDED FOR SALE OR USE IN PERFORMING CONTRACTS WITH THE UNITED STATES OR RELATED SUBCONTRACTS.

Customer, without the express prior written consent of UltraRF, does not have the right to use UltraRFs trademarks, trade names, corporate slogans, corporate logos, or corporate designations in the sale, lease or advertising of any Products, or any Product container, component part, business forms, sales, advertising or proffiotional materials, other business supplies or materials, whether in writing, orally or otherwise.


                                    3 of 6

8. LIABILITY. ULTRARF'S TOTAL LIABILITY, EXCEPT FOR PERSONAL INJURY, AND
   ---------
EXCEPT FOR THE LIMITED LIABILITIES OTHERWISE PROVIDED IN SECTIONS 4 AND 7, WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE PRICE OF THE PARTICULAR PRODUCTS SOLD HEREUNDER WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED. IN NO
EVENT SHALL ULTRARF BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OR LIABILITY TO THIRD PARTIES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

9. QUOTATIONS AND PRICES. All quotations are subject to the terms and
   ---------------------
conditions stated herein as well as any additional terms and conditions that may appear in UltraRF's quotations or proposals. In the case of a conflict between the terms and conditions stated herein and those appearing in the quotation or proposal, the latter shall control. UltraRF's prices and quotations are subject to the following:

(a) All published prices are subject to change without notice.

(b) UNLESS OTHERWISE SPECIFIED IN WRITING, ALL QUOTATIONS ARE FIRM FOR, AND EXPIRE, THIRTY (30) DAYS AFTER DATE THEREOF AND CONSTITUTE OFFERS. Budgetary quotations and estimates are for preliminary information only and shall neither constitute offers, nor impose any responsibility or liability upon UltraRF.

(c) Unless otherwise stated in writing by UltraRF, all prices quoted shall be exclusive of transportation, insurance, taxes (including without limitation, any sales, use or similar tax levied on or on an interest in Products), license fees, customs fee, duties and other charges related thereto, all of which shall be born by Customer who shall hold UltraRF harmless therefrom, provided that, if UltraRF, in its sole discretion chooses to make any such payment, customer shall reimburse UltraRF in full upon demand.

(d) Stenographical, typographical and clerical errors are subject to correction.

(e) Prices quoted are for Products only and do not include technical data, proprietary rights of any kind, patent rights, qualification, environmental or other than UltraRF's standard tests, and other than UltraRF's normal domestic commercial packaging unless expressly agreed to in writing by UltraRF.

(f) Published weights and dimensions are approximate only. Certified dimension drawings can be obtained upon request. Manuals, programs, listings, drawings or other documentation required hereunder must be referenced specifically.

10. ORDERS. All orders shall be subject to acceptance by UltraRF only at its
    ------
principal place of business.


11. CANCELLATION.
    ------------
(a) Standard Product: Customer may cancel an order with thirty (30) days written notice prior to UltraRF's shipment date at no charge.

(b) Special Product (non-standard, custom, or Product unique to a customer):
Customer may cancel order with ninety (90) days written notice prior to UltraRF's shipment date at no charge. Nevertheless, Customer shall remain liable to pay for all non-transferable and non-cancelable raw materials and work in process as of the date that UltraRF receives customer's written notification of cancellation.


                                    4 of 6

(c) UltraRF reserves the right to cancel all or any part of an order, without any liability to Customer, if e Customer provides inaccurate information as to its intended use of the Product, or if Customer is in default under any of the terms and conditions of this document.

12. SPECIAL PRODUCT. Shipment of Special Product within 5% of the quantity
    ---------------
 ordered constitutes full shipment

13. CONFIDENTIAL INFORMATION. All materials and Products furnished by UltraRF
    ------------------------
or Customer and identified as containing confidential information must be held in confidence by the recipient using at least the degree of care the recipient uses for its own confidential information, but no less than reasonable care. Recipient may not disclose such materials or confidential information except to employees who require use of the materials in the performance of their duties. Confidential information does not include information in the public domain, information known to the recipient prior to any disclosure hereunder, information developed independently of any disclosure hereunder, information later communicated to the recipient by another without obligation of confidence, or information communicated by the owner to a third party free of any obligation of confidence. All confidential information and materials containing confidential information shall be held in confidence by the recipient for five (5) years after receipt.

14. EXPORT CONDITIONS. If, at the time or times of UltraRF's performance
    -----------------
hereunder, an export license is required for UltraRF to lawfully export Products or technical data, then the issuance of the appropriate licenses to UltraRF or its subcontractor shall constitute a condition precedent to UltraRF's obligations hereunder. Customer agrees to comply with all applicable export laws, regulations and orders. Specifically, but without limitation, Customer agrees that it will not resell, re-export or ship, directly or indirectly, any Products or technical data in any form without obtaining appropriate export or re-export licenses from the U.S. Government. Customer acknowledges that the applicable export laws, regulations and orders may differ from item to item and/or from time to time.

15. GOVERNMENT CONTRACT COMPLIANCE. If Customer sells Products to the U.S.
    ------------------------------
Government, UltraRF makes no representations, certifications, or warranties whatsoever about compliance with acquisition statutes or regulations, except UltraRF will comply with the following clauses applicable to subcontracts for commercial items: FAR 52.222-26, Equal Opportunity; FAR 52.222-35, Affirmative Action for Special Disabled Vietnam Era Veterans; and FAR 52.222-36, Affirmative Action for Handicapped Workers. Notwithstanding, if Customer sells Products to any other public entity, state, or local or international, or to a prime contractor or subcontractor of such entities, Customer remains solely and liable for compliance with all acquisition statutes and regulations. Except as expressly provided in this paragraph, UltraR.F makes no representations, certifications, or warranties whatsoever about compliance with acquisition statutes and regulations, including, without limitation, those that may relate to pricing, quality, origin or content.

16. LICENSED PROGRAMS. In the absence of a separate software license between
    -----------------
Customer and UltraRF, the following terms and conditions apply to UltraRF's licensed programs:

a. Licensed programs include computer software and firmware, Title to the licensed programs delivered hereunder remain vested in UltraR.F or UltraRF's licensor and cannot be assigned or transferred without UltraRF's written authorization. Customer agrees not to reverse engineer, disassemble, de-compile, or modify any programs.

                                    5 0F 6

b. For stand alone licensed programs, UltraRF grants to Customer a non-exclusive license to use the licensed programs for its internal use in single computer system. Customer may make up to (5) copies of the licensed programs for Customer's internal use, so long as Customer has paid UltraRF's then current licensing fee and faithfully reproduces all of UltraRF's copyright notices and proprietary legends on the copies. Customer agrees not to disclose, in any form, the licensed programs or any portion thereof to any person other than employees of Customer.

c. For licensed programs embedded in Products, UltraRF grants Customer a license to use such embedded licensed programs in Products subject to the terms and conditions herein.

d. If Customer is in default of any of the terms and conditions of this document, the rights granted herein by UltraRF may be terminated on one month's prior written notice. Within one month after termination, Customer will furnish to UltraRF a certificate certifying that the original and all copies of the licensed programs and derivative versions thereof, in whole or in part and in any form, have been destroyed.

17. GENERAL.
    -------

(a) Entire Agreement; Amendment. This document constitutes the entire and final
    ---------------------------
agreement and supercedes all other communications. No modifications shall be binding unless made in a written agreement signed by both parties.

(b) Serviceability. If any provision is held invalid, all other provisions
    --------------
shall remain valid.

(c) No Assignment. Neither party may assign its rights and obligations
    -------------
hereunder without the prior written consent of the other.

(d) Excusable Delay. UltraRF shall not be liable for any delay or failure to
    ---------------
perform due to any cause beyond its control.

(e) Dispute Resolution. UltraRF and Customer will attempt to settle all claims
    ------------------
through negotiation or non-binding mediation prior to commencement of arbitration proceedings. All disputes concerning any contract or Product hereunder not otherwise resolved between UltraRF and Customer shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association or such other rules as may be agreed upon by the parties. The arbitration shall be conducted by a single arbitrator who is an attorney, chosen and agreed upon by the parties. Arbitration shall be held at the location of UltraRF's principal place of business. The parties shall be entitled to reasonable discovery in the discretion of the arbitrator. The arbitrator shall make a reasoned award stating his conclusions and reasons for the award. The prevailing party shall be entitled to costs including arbitrator fees and reasonable attorney fees. Customer consents to exclusive venue and to personal jurisdiction in the State of California for purposes of litigation of any matter arising out of this document. No action, regardless of form, arising out of or in any way connected with the Products or Services furnished by UltraRF, may be brought by Customer more than one (1) year after the cause of action has accrued. If any part, provision or clause of the Terms and Conditions of Sale, or the application thereof to any person or circumstances, is held invalid, void or unenforceable, such holding shall not affect and shall leave valid all other parts, provisions, clauses or applications of the terms and conditions remaining, and to this end the terms and conditions shall be treated as serviceable.

                                    6 OF 6

                                                        CONFIDENTIAL TREATMENT


                                 Schedule 5.1
                               Warranty Period

[***]

[***]

[***]

[***]

[***]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                        CONFIDENTIAL TREATMENT


                                 Schedule 5.2
                              Scope of Warranty

[***]

[***]

[***]

[***]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                        CONFIDENTIAL TREATMENT





                                             Appendix A
                                               Prices



 PART                  PRODUCT          FREQUENCY      Jul-Sep'00 Oct-Dec'00 Jan-Mar'01 Apr-Jun '01
NUMBER                  NAME                            Pricing    Pricing    Pricing     Pricing
------ ----------- ---------------      ---------      ---------- ---------- ---------- -----------



                                            [***]




*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.